EXHIBIT 10.24

OFFER DOCUMENT

NEWMONT MINING CORPORATION

2013 STOCK INCENTIVE PLAN

OFFER OF DIRECTOR STOCK UNITS

TO AUSTRALIAN RESIDENT DIRECTORS

Investment in shares involves a degree of risk.  Directors who elect to participate in the Plan (as defined herein) should monitor their participation and consider all risk factors relevant to the acquisition of shares of Common Stock under the U.S. Plan as set out in this Offer Document and the attached documents.

The information or advice contained in this Offer Document and the Additional Documents is general information only.  It is not advice or information specific to each Director’s particular circumstances.  Directors should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

NEWMONT MINING CORPORATION

2013 STOCK INCENTIVE PLAN

OFFER OF DIRECTOR STOCK UNITS

TO AUSTRALIAN RESIDENT DIRECTORS

This Offer Document sets out information regarding the grant of Director Stock Units (“DSUs”) under the Newmont Mining Corporation 2013 Stock Incentive Plan (the “Plan”) to eligible Australian resident directors of Newmont Mining Corporation (“Newmont”) and its Australian Affiliates.

Terms defined in the Plan have the same meaning in this Offer Document.

The purpose of the Plan is to enhance Newmont’s and the Affiliates’ ability to attract and retain highly qualified personnel while enhancing the long-term performance and competitiveness of Newmont and the Affiliates.  The Plan seeks to achieve this purpose by providing for the grant of equity awards, including DSUs.

1.         OFFER

This is an offer made by Newmont under the Plan to Eligible Individuals to accept the DSUs granted under the Plan.

The Plan is supplemented by the terms of this Offer Document and is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.

2.         ADDITIONAL DOCUMENTS

In addition to the information set out in this Offer Document, the following documents provide further information necessary to make an informed investment decision in relation to your participation in the Plan:

a.           the DSU Agreement, each under the Plan (which forms part of this Offer Document) (collectively, the “Award Agreement”);

b.           the Plan; and

c.           the Plan Prospectus describing the terms of the Plan (the “Plan Prospectus”).

(collectively, the “Additional Documents”).

The Plan Prospectus is not a prospectus for the purposes of the Australian Corporations Act 2001 and has not been modified for Australia.  To the extent there is any inconsistency between the Offer Document and the Plan Prospectus, the terms of this Offer Document apply.

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The Additional Documents set out, amongst other details, the nature of the DSUs and the consequences of a change in the nature or status of your service relationship.

3.         RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this offer.  You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

4.           WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

You are eligible to participate under the Plan if, at the time of the offer, you are an Australian resident Director of Newmont or its Australian Affiliate and meet the eligibility requirements established under the Plan.

5.         WHAT ARE THE MATERIAL TERMS OF THE DSUs?

(a)         What are DSUs?

DSUs represent the right to receive shares of Common Stock of Newmont upon satisfaction of service conditions.  Your DSUs are immediately fully vested and non-forfeitable; however, shares of Common Stock will only be issued to you following the date of your retirement from the Board.  The restrictions will be set forth in the Award Agreement.

Prior to the settlement of your DSUs, you will not be eligible to receive any dividends or Dividend Equivalent payments.  Upon settlement of the DSUs, you will be entitled to Dividend Equivalents that accrued during the period from the date of the Award Agreement until the date such shares of Common Stock are delivered to you.

(b)         Do I have to pay any money to receive the DSUs?

You pay no monetary consideration to receive the DSUs.  Nor do you pay any monetary consideration to receive the shares of Common Stock upon vesting.

(c)         How many shares of Common Stock will I receive upon vesting of my DSUs?

The details of your DSUs and the Common Stock subject to the  DSUs are set out in the relevant Award Agreement.

(d)         When do I become a stockholder?

You are not a stockholder merely as a result of holding DSUs, and the DSUs will not entitle you to vote or receive dividends, notices of meeting, proxy statements and other materials provided to stockholders until the restrictions lapse, at which time the DSUs may be converted into an equivalent number of shares of Common Stock.  In this regard, you are not recorded as the owner of the Common Stock prior to issuance of such shares of Common Stock.

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(e)         Can I transfer the DSUs to someone else?

The DSUs are non-transferable until they are issued to you; however, once shares of Common Stock are issued upon retirement from the Board, the shares of Common Stock will be freely tradable (subject to Newmont-wide trading policies).

6.         WHAT IS A SHARE OF COMMON STOCK IN NEWMONT?

The Common Stock subject to the DSUs is the common stock of Newmont Mining Corporation, the U.S. parent corporation.  The common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation.  Each holder of Common Stock is entitled to one vote for every share of Common Stock.

Dividends may be paid on the Common Stock out of any funds of Newmont legally available for dividend at the discretion of Newmont.

The Common Stock is listed and may be traded on a number of stock exchanges, including the New York Stock Exchange, under the symbol “NEM.”

The Common Stock is not liable to any further calls for payment of capital or for other assessment by Newmont and has no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

7.         HOW CAN I ASCERTAIN THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?

You may ascertain the current market price of the Common Stock as traded on the New York Stock Exchange at https://www.nyse.com/index under the symbol “NEM.”

The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of what the market price per share of Common Stock will be when the DSUs vest and are settled or the applicable exchange rate on the actual date of vesting or settlement.

8.         WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS' PARTICIPATION IN THE PLAN?

Australian residents should have regard for risk factors relevant to investment in securities generally and, in particular, to the holding of the Common Stock.  For example, the price at which Common Stock is quoted on the New York Stock Exchange market may increase or decrease due to a number of factors.  There is no guarantee that the price of the Common Stock will increase.  Factors which may affect the price of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which Newmont operates and general operational and business risks.  You should be aware that in addition to fluctuations in

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value caused by the fortunes of Newmont, the value of Common Stock you may hold will be affected by the U.S.$/A$ exchange rate.  Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

9.         PLAN MODIFICATION, TERMINATION, ETC.

The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion of the Plan, at any time.  No such modification, alteration, amendment, suspension or termination of the Plan, however, shall adversely affect an Eligible Individual’s rights to a grant previously made without his or her consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.

10.       WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The following is a summary of the income tax consequences as of April 2018 for an Australian resident who is awarded DSUs under the Plan.

We note that for DSUs granted under the Plan prior to 1 July 2015, different employee share scheme rules apply.  The following taxation summary applies only to DSUs granted on or after 1 April 2018.  If you hold DSUs granted before 1 July 2015, please consult with your personal tax advisor on the applicable tax treatment.

This summary is necessarily general in nature and does not purport to be tax advice in relation to an actual or potential recipient of DSUs.

If you are a citizen or resident of another country for local tax law purposes or if you transfer employment and/or residency to another country after the DSUs are granted to you, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in Australia and in your country apply to your specific situation.

If you are awarded DSUs under the Plan, you should not rely on this summary as anything other than a broad guide, and you are advised to obtain independent taxation advice specific to your particular circumstances.

(a)             What is the effect of the grant of the DSUs?

The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights (called “ESS interests”) acquired by employees under employee share schemes.  The DSUs granted under the Plan should be regarded as a right to acquire shares and accordingly, an ESS interest for these purposes.

Your assessable income includes any discount in relation to the acquisition of an ESS interest at grant, unless either the ESS interest is either (i) subject to a “real risk of forfeiture” or (ii) you are genuinely restricted from immediately disposing of the ESS interest and there is a statement in the Additional Documents that deferral is to apply, in which case you will be subject to deferred taxation.

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In the case of the DSUs, the real risk of forfeiture test requires that:

(i)   there must be a real risk that, under the conditions of the Plan, you will forfeit the DSUs or lose them (other than by disposing of them or in connection with the vesting of the DSUs); or

(ii) there must be a real risk that if your DSUs vest, under the conditions of the Plan, you will forfeit the underlying shares of Common Stock or lose them other than by disposing of them.

The terms of your DSUs award are set out in the Additional Documents.  As the DSUs are fully vested and non-forfeitable at grant, your DSUs will not satisfy the real risk of forfeiture test.  However, as your DSUs are non-transferable and the Additional Documents contain a statement that tax deferral is to apply, you will be subject to deferred taxation (i.e., you generally should not be subject to tax when the DSUs are granted to you).

(b)             When will I be taxed if my DSUs are eligible for tax deferral?

You will be required to include an amount in your assessable income for the income year (i.e., the financial year ending 30 June) in which the earliest of the following events occurs in relation to the DSUs (the “ESS deferred taxing point”):

(i)   when there are no longer any genuine restrictions on the disposal of the DSUs; or

(ii) when the DSUs are settled in Common Stock and there no genuine restriction on the disposal of the resulting Common Stock (if such restrictions exist, the taxing point is delayed until they lift);

(ii) cessation of relevant employment – you cease relevant employment when you are no longer employed by your employer or any entity in the Company group (but see Section 10(e) below),

Generally, this means that you will be subject to tax when your DSUs vest (or at the first time after vesting that any genuine restrictions on disposal of the underlying shares of Common Stock cease to apply).  However, the ESS deferred taxing point for your DSUs will be moved to the time you sell the underlying shares of Common Stock if you sell the shares of Common Stock within 30 days of the original ESS deferred taxing point (i.e., typically within 30 days of vesting).

In addition to income taxes, the assessable amount may be subject to Medicare Levy and surcharge (if applicable).

(c)             What is the amount to be included in my assessable income if an ESS deferred taxing point occurs?

The amount you must include in your assessable income in the income year in which the ESS deferred taxing point occurs in relation to your DSUs will be the difference between the “market value” of the underlying shares of Common Stock at the ESS deferred taxing point and the cost

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base of the DSUs (which should be nil because you do not have to pay anything to acquire the DSUs or the underlying shares of Common Stock).

If, however, you sell the underlying shares of Common Stock within 30 days of the original ESS deferred taxing point, the amount to be included in your assessable income in the income year in which the sale occurs will be equal to the difference between the sale proceeds and the cost base of the DSUs (which, again, should be nil).

(d)             What is the market value of the underlying shares of Common Stock?

The “market value” of the DSUs or the underlying shares of Common Stock, as applicable, at the ESS deferred taxing point is determined according to the ordinary meaning of “market value” expressed in Australian currency.  The Company will determine the market value in accordance with guidelines prepared by the Australian Taxation Office.

The Company has the obligation to provide you with certain information about your participation in the Plan at certain times, including after the end of the income year in which the ESS deferred taxing point occurs.  This may assist you in determining the market value of your DSUs or underlying shares of Common Stock at the ESS deferred taxing point.  However, this estimate may not be correct if you sell the shares of Common Stock within 30 days of the vesting date, in which case it is your responsibility to report and pay the appropriate amount of tax based on the sales proceeds.

(e)             What happens if I cease employment before my DSUs vest?

If you cease employment with your employer prior to the vesting date of some or all of your DSUs and the DSUs do not vest upon termination of employment (i.e., they are forfeited), you may be treated as having never acquired the forfeited DSUs in which case, no amount will be included in your assessable income.

(f)              What happens if I sell my shares of Common Stock?

If you sell the shares of Common Stock acquired upon vesting of your DSUs within 30 days of the original ESS deferred taxing point, your ESS deferred taxing point will be shifted to the date of sale for purposes of determining the amount of assessable income as described in Section 11(c) and you will not be subject to capital gains taxation.

If you sell the shares of Common Stock acquired upon vesting of your DSUs more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains taxation to the extent that the sales proceeds exceed your cost base in the shares of Common Stock sold, assuming that the sale of shares of Common Stock occurs in an arm’s length transaction (as will generally be the case provided that the shares of Common Stock are sold through the New York Stock Exchange).  Your cost base in the shares of Common Stock will generally be equal to the market value of the shares of Common Stock at the ESS deferred taxing point (which will generally be the vesting date) plus any incremental costs you incur in connection with the sale (e.g., brokers fees).

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The amount of any capital gain you realize must be included in your assessable income for the year in which the shares of Common Stock are sold.  However, if you hold the shares of Common Stock for at least one year prior to selling (excluding the dates you acquired and sold the shares of Common Stock), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income.  If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.

You are responsible for reporting any income you realize from the sale of shares of Common Stock acquired upon vesting of DSUs and paying any applicable taxes due on such income.

If your sales proceeds are lower than your cost basis in the shares of Common Stock sold (assuming the sale occurred in an arm’s length transaction), you will realize a capital loss.  Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).

(g)             What are the taxation consequences if a dividend is paid on the shares of Common Stock?

If your DSUs are settled in shares of Common Stock and you become a stockholder of the Company, you may be entitled to dividends, if the Board, in its discretion, declares a dividend.  Any dividends paid on shares of Common Stock will be subject to income tax in Australia in the income year in which they are paid.  The dividends are also subject to U.S. federal withholding tax.  You may be entitled to a foreign income tax offset against your Australian income tax for the U.S. federal income tax withheld on any dividends.

(h)             Will I be subject to withholding and reporting?

In general, your employer will not be subject to any income tax withholding obligations in connection with your DSUs so long as you have provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires). Instead, you will be personally responsible for reporting on your tax return and paying any tax liability in relation to the DSUs and any shares of Common Stock issued to you at vesting.  In addition, you will be responsible for reporting any capital gains or losses you realize from the sale of the shares of Common Stock and paying the applicable taxes.

However, your employer will provide you (generally, no later than 14 July after the end of the year) and the Commissioner of Taxation (generally, no later than 14 August after the end of the year) with a statement containing certain information about your DSUs in the income year in which the original ESS deferred taxing point occurs.  This statement will include an estimate of the market value of the underlying shares of Common Stock at the taxing point.

Please note, however, that, if you sell the shares of Common Stock within 30 days of the ESS deferred taxing point, your taxing point will not be at the original ESS deferred taxing point, but will be the date of sale; as such, the amount reported by your employer may differ from your actual taxable amount (which would be based on the value of the shares of Common Stock when sold,

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rather than at the ESS deferred taxing point).  You will be responsible for determining this amount and calculating your tax accordingly.

11.       WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Australian residents who are not U.S. citizens or tax residents should not be subject to U.S. tax by reason only of the grant or vesting of the DSUs and/or the sale of shares of Common Stock, except as described in section 10(g) above.  However, liability for U.S. tax may accrue if an Australian resident is otherwise subject to U.S. tax.

This is only an indication of the likely U.S. tax consequences for an Australian resident who is granted DSUs under the Plan.  You should seek your own advice as to the U.S. tax consequences of your participation in the Plan.

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We urge you to carefully review the information contained in this Offer Document and the Additional Documents.

Yours sincerely,

NEWMONT MINING CORPORATION

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